FOX PAINE & COMPANY, LLC
950 Tower Lane
Suite 1150
Foster City, California 94404

WIND RIVER HOLDINGS, L.P.
555 Croton Road, Suite 300
King of Prussia, Pennsylvania 19406

May 25, 2006

United America Indemnity, Ltd
c/o United America Indemnity Group, Inc.
Three Bala Plaza, East
Suite 605
Bala Cynwyd, Pennsylvania 19004

Re: Amendment No. 1 to Management Agreement

Ladies and Gentlemen:

We refer to the Management Agreement, dated as of September 5, 2003, by and among United America Indemnity, Ltd., formerly Vigilant International, Ltd., an exempted company formed with limited liability under the laws of the Cayman Island (the “Company”), Fox Paine & Company, LLC, a Delaware limited liability company (“Fox Paine”) and Wind River Holdings, L.P., formerly The AMC Group, L.P., a Pennsylvania limited partnership (“Wind River”), whereby the Company contracted for certain services from each of Fox Paine and Wind River (the “Agreement”). Whereas the Company, Fox Paine and Wind River have agreed to amend the Agreement as set forth herein. Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to them in the Agreement.

The Company and Wind River hereby agree to terminate Wind River’s services as of the date hereof. Wind River agrees to refund to the Company, within seven days of the date hereof, $35,134, as a net repayment of the Annual Service Fee paid to it by the Company on November 2, 2005. Such repayment represents the pro rata repayment of the current year’s Annual Service Fee, which has not been earned as of this date by Wind River.

In connection with the ongoing operations of the Company, the Company agrees to pay Fox Paine, an annual fee equal to $1,500,000 (the “Annual Service Fee”), as compensation for Fox Paine’s ongoing provision of certain financial and strategic consulting, advisory and other services to the Company and its affiliates (collectively, the “Services”).

The Annual Service Fee with respect to each twelve month period beginning on September 5 of each year shall continue to be billed to the Company by Fox Paine and continue to be payable on or before November 1 of such year (each, a “Payment Date”). Such Annual Service Fee shall continue and be payable until the earlier of (i) such time as the Funds no longer hold an indirect equity investment in the Company and (2) such time Fox Paine and the Company agree in writing to modify or terminate the arrangements contemplated hereby. Notwithstanding the foregoing, no Annual Service Fee payable in respect of any year shall be paid on an applicable Payment Date if United America Indemnity Group, Inc. (“UAIG”) and the Company, as guarantor, fails to make payment in full on any amounts due on the 6.22% Guaranteed Senior Notes due 2015 (the “Senior Notes”). Any Annual Services Fees not paid as a result of the preceding sentence, together with interest thereon accruing from the applicable Payment Date at the Prime Rate from time to time announced by Citibank, N.A., shall be deferred and shall be payable from time to time in accordance with the following sentence. Such deferred Annual Services Fee shall be paid at such times as UAIG and/or the Company makes payment in full, inclusive of any late payment charges and/or fees on the Senior Notes.

The parties hereto continue to agree that the indemnification letter, dated as September 5, 2003 (the “Indemnification Letter”), shall continue to survive this Amendment with respect to Wind River, and otherwise shall continue to survive the termination, expiration or assignment of the Agreement.

Except as expressly amended, modified and supplement herein, all other provisions of the Agreement shall remain in full force and effect.

Please confirm that the foregoing is in accordance with your understanding and agreement with Fox Paine and Wind River by signing a copy of this letter agreement in the space provided below.

Very truly yours,

FOX PAINE & COMPANY, LLC

By: /s/ Troy W. Thacker
Name: Troy W. Thacker
Title: Managing Director

WIND RIVER HOLDINGS, L.P.

By: The AMC Group, LLC, its general partner

By: /s/ Barry S. Swirsky
Name: Barry S. Swirsky
Title: General Counsel

ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

UNITED AMERICA INDEMNITY, LTD.

By: /s/ Joseph F. Morris
Name: Joseph F. Morris
Title: President